UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of earliest event reported: March 22, 2011
AMR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8400	75-1825172

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd. Fort Worth, Texas	76155
(Address of principal executive offices)	(Zip code)
(817) 963-1234

(Registrant’s telephone number)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
AMR Corporation is filing herewith its Eagle Eye communication to investors. This document includes (a) actual unit cost, fuel price, capacity and traffic information for January and February and (b) forecasts of unit cost, revenue performance, fuel prices and fuel hedging, capacity and traffic estimates, liquidity expectations, other income/expense estimates and share count.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMR CORPORATION
/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated: March 22, 2011

AMR EAGLE EYE
March 22, 2011
Statements in this report contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company’s expectations or beliefs concerning future events. When used in this document, the words “expects”, “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook”, “may,” “will,” “should”, “seeks”, “targets” and similar expressions are intended to identify forward-looking statements. Similarly, statements that describe our objectives, plans or goals, or actions we may take in the future, are forward-looking statements. Forward-looking statements include, without limitation, the Company’s expectations concerning operations and financial conditions, including changes in capacity, revenues, and costs; future financing plans and needs; the amounts of the Company’s unencumbered assets and other sources of liquidity; fleet plans; overall economic and industry conditions; plans and objectives for future operations; regulatory approvals and actions, and the impact on the Company of its results of operations in recent years and the sufficiency of its financial resources to absorb that impact. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this report are based upon information available to the Company on the date of this report. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. This document includes forecasts of unit cost and revenue performance, fuel prices and fuel hedging, capacity and traffic estimates, other income/expense estimates, share count, and statements regarding the Company’s liquidity, each of which is a forward-looking statement. Forward-looking statements are subject to a number of factors that could cause the Company’s actual results to differ materially from the Company’s expectations. The following factors, in addition to other possible factors not listed, could cause the Company’s actual results to differ materially from those expressed in forward-looking statements: the materially weakened financial condition of the Company, resulting from its significant losses in recent years; very weak demand for air travel and lower investment asset returns resulting from the severe global economic downturn; the Company’s need to raise substantial additional funds and its ability to do so on acceptable terms; the potential requirement for the Company to maintain reserves under its credit card processing agreements, which could materially adversely impact its liquidity; the ability of the Company to generate additional revenues and reduce its costs; continued high and volatile fuel prices and further increases in the price of fuel, and the availability of fuel; the resolution of pending litigation with certain global distribution systems and business discussions with certain on-line travel agents; the Company’s substantial indebtedness and other obligations; the ability of the Company to satisfy certain covenants and conditions in certain of its financing and other agreements; changes in economic and other conditions beyond the Company’s control, and the volatile results of the Company’s operations; the fiercely and increasingly competitive business environment faced by the Company; potential industry consolidation and alliance changes; competition with reorganized carriers; low fare levels by historical standards and the Company’s reduced pricing power; changes in the Company’s corporate or business strategy; extensive government regulation of the Company’s business; conflicts overseas or terrorist attacks; uncertainties with respect to the Company’s international operations; outbreaks of a disease (such as SARS, avian flu or the H1N1 virus) that affects travel behavior; labor costs that are higher than those of the Company’s competitors; uncertainties with respect to the Company’s relationships with unionized and other employee work groups; increased insurance costs and potential reductions of available insurance coverage; the Company’s ability to retain key management personnel; potential failures or disruptions of the Company’s computer, communications or other technology systems; losses and adverse publicity resulting from any accident involving the Company’s aircraft; interruptions or disruptions in service at one or more of the Company’s primary market airports; and the heavy taxation of the airline industry. Additional information concerning these and other factors is contained in the Company’s Securities and Exchange Commission filings, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.
This Eagle Eye provides updated guidance for the first quarter and the full year 2011.
Performance Update
Costs: Unit cost forecasts are attached.
Revenue: First quarter 2011 mainline unit revenue is expected to increase between 4.0% and 4.5% compared to first quarter 2010, and first quarter consolidated unit revenue is expected to increase between 4.1% and 4.6% year over year. Our revenue results reflect approximately $50 million in lower revenue due to extreme weather events in the first 45 days of 2011, which resulted in over 8,000 weather-related cancellations on a consolidated basis. In total, Cargo and Other Revenue for first quarter 2011 is expected to increase between 7.5% and 8.0% relative to first quarter 2010.
Liquidity: AMR expects to end the first quarter with a cash and short-term investment balance of approximately $6.2 billion, including approximately $455 million in restricted cash and short-term investments. This estimate includes approximately $370 million of cash collateral expected to be held by AMR relating to fuel hedging transactions.

Christopher Ducey Managing Director, Investor Relations

AMR EAGLE EYE
Fuel Forecast (based on March 11, 2011 market prices)
Fuel Hedge Position:
     1Q11: 51% hedged with an average cap of $2.48 ($78 crude equivalent) with 38% subject to a floor of $1.87 ($52 crude equivalent)
     2011: 39% hedged with an average cap of $2.59 ($82 crude equivalent) with 33% subject to a floor of $1.98 ($56 crude equivalent)
AMR Fuel Price (Including Effective Hedges and Taxes) and Consumption

	Actual		Forecast
	Jan	Feb	Mar	1Q11	2011
Fuel Price (dollars/gal)	2.64	2.71	2.81	2.72	3.01
Fuel Consumption (MM gals)	230.4	203.1	236.0	669.5	2,808.7
Unit Cost Forecast (cents)
AMR Consolidated Cost per ASM

	Actual		Forecast
	Jan	Feb	Mar	1Q11	2011
AMR Cost per ASM	13.57	14.51	14.02	14.01	14.28
AMR Cost per ASM (ex-special items) 1/ 2/	13.57	14.51	13.86	13.96	14.26
AMR Cost per ASM (ex-fuel and special items) 1/ 2/	9.26	10.10	9.26	9.51	9.30
American Mainline Cost per ASM

	Actual		Forecast
	Jan	Feb	Mar	1Q11	2011
AA Cost per ASM	12.92	13.82	13.34	13.34	13.60
AA Cost per ASM (ex-special items) 1/ 2/	12.92	13.82	13.17	13.28	13.57
AA Cost per ASM (ex-fuel and special items) 1/ 2/	8.76	9.56	8.76	9.01	8.82
Notes:

1/	The Company believes that unit costs excluding fuel and/or special items is a useful measurement to investors in monitoring the Company’s ongoing cost performance.

2/	The Company expects to have special items of approximately $23 million in the second quarter and approximately $40 million for the full year 2011.
Capacity and Traffic Forecast (millions)
AA Mainline Operations

	Actual		Forecast
	Jan	Feb	Mar	1Q11	2011
ASMs	13,024	11,538	13,291	37,853	157,156
Domestic	7,810	6,918	8,063	22,792	93,245
International	5,214	4,620	5,228	15,061	63,911

Traffic	9,871	8,632	10,678	29,181	128,391
Regional Affiliate Operations

	Actual		Forecast
	Jan	Feb	Mar	1Q11	2011
ASMs	1,090	922	1,128	3,140	13,548
Traffic	702	622	811	2,135	9,878
Below the Line Income/Expenses & Taxes
     Total Other Income (Expense) is estimated at ($206) million in the first quarter of 2011.

AMR EAGLE EYE
Share Count (millions)

1Q11
Earnings	Basic	Diluted
$54 million and over	333	391
$0-$53 million	333	344
Loss	333	333

FY2011
Earnings	Basic	Diluted
$214 million and over	334	391
$0-$213 million	334	345
Loss	334	334
Reconciliation to GAAP

	Actual		Forecast
	Jan	Feb	Mar	1Q11	2011
Cents
AMR CASM	13.57	14.51	14.02	14.01	14.28
Special Items CASM	—	—	0.16	0.05	0.02
AMR CASM Excluding Special Items	13.57	14.51	13.86	13.96	14.26

Fuel CASM	4.31	4.41	4.60	4.45	4.96
AMR CASM Excluding Fuel and Special Items	9.26	10.10	9.26	9.51	9.30

	Actual		Forecast
	Jan	Feb	Mar	1Q11	2011
Cents
AA CASM	12.92	13.82	13.34	13.34	13.60
Special Items CASM	—	—	0.17	0.06	0.03
AA CASM Excluding Special Items	12.92	13.82	13.17	13.28	13.57

Fuel CASM	4.16	4.26	4.41	4.27	4.75
AA CASM Excluding Fuel and Special Items	8.76	9.56	8.76	9.01	8.82